Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELEDYNE TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	25-1843385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12333 West Olympic Boulevard
Los Angeles, California 90064
(Address of principal executive offices)
TELEDYNE TECHNOLOGIES INCORPORATED
1999 INCENTIVE PLAN
(Full title of the plan)
John T. Kuelbs
Senior Vice President, General Counsel and Secretary
Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, California 90064
(Name and address of agent for service)
(310) 893-1600
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of			maximum	maximum	Amount of
securities	Amount to be		offering price	aggregate	registration
to be registered	Registered		per share	offering price	fee
Common Stock, par value $.01 per share	201,600	(1)(2)	$37.50 (3)	$7,560,000	$889.82

     (1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
     (2) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the common stock.
     (3) Estimated solely for the purpose of calculating the registration fee under Rule 457(h), based on the average of the high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on August 4, 2005.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.1
Exhibit 24.1
Exhibit 24.2

EXPLANATORY NOTE
     This Registration Statement is being filed to register an additional 201,600 shares of Common Stock, par value $.01 per share (the “Common Stock”), of Teledyne Technologies Incorporated (the “Registrant”) as a result of an increase in the number of shares of Common Stock issuable under the Teledyne Technologies Incorporated 1999 Incentive Plan. Both the earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on January 14, 2000 (File No. 333-94739) and the earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on September 26, 2000 (File No. 333-46630) are hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), are incorporated by reference into this Registration Statement: (i) the Registrant’s annual report on Form 10-K, filed with the Commission on February 18, 2005, for the fiscal year ended January 2, 2005 (File No. 001-15295); (ii) the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission for the quarterly periods ended April 3, 2005 and July 3, 2005 (File No. 001-15295), and (iii) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10, as amended, filed with the Commission (File No. 001-15295).
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Teledyne Technologies Incorporated 1999 Incentive Plan (the “Plan”) meeting the requirements of Section 10(a) of the Securities Act.
Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Teledyne Technologies Incorporated (including Certificate of Designation of Series A Junior Participating Preferred Stock) (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended January 2, 2000 (File No. 1-15295)).

4.2	Amended and Restated Bylaws of Teledyne Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended January 2, 2000 (File No. 1-15295)).

4.3	Rights Agreement dated as of November 29, 1999 between Teledyne Technologies Incorporated and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of November 29, 1999 (File No. 1-15295)).

5.1	Opinion of Melanie S. Cibik regarding the legality of the shares being registered hereunder.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Melanie S. Cibik (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney – Officers and Directors (except Charles J. Queenan, Jr.)

24.2	Power of Attorney – Charles J. Queenan, Jr., Director
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
* * *
     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 5th day of August, 2005.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Robert Mehrabian

Robert Mehrabian
Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date
/s/ Robert Mehrabian	Chairman, President and Chief Executive	August 5, 2005
Robert Mehrabian	Officer (Principal Executive Officer)

/s/ Dale A. Schnittjer	Vice President and Chief Financial Officer	August 5, 2005
Dale A. Schnittjer	(Principal Financial Officer)

/s/ Susan L. Main	Vice President and Controller (Principal	August 5, 2005
Susan L. Main	Accounting Officer)

*	Director	August 5, 2005
Robert P. Bozzone

*	Director	August 5, 2005
Frank V. Cahouet

*	Director	August 5, 2005
Charles Crocker

*	Director	August 5, 2005
Simon M. Lorne

Signature	Capacity	Date
*	Director	August 5, 2005
Paul D. Miller

*	Director	August 5, 2005
Charles J. Queenan, Jr.

*	Director	August 5, 2005
Michael T. Smith

* /s/ Melanie S. Cibik

Melanie S. Cibik
Pursuant to Powers of Attorney

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Teledyne Technologies Incorporated (including Certificate of Designation of Series A Junior Participating Preferred Stock) (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended January 2, 2000 (File No. 1-15295)).

4.2	Amended and Restated Bylaws of Teledyne Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended January 2, 2000 (File No. 1-15295)).

4.3	Rights Agreement dated as of November 29, 1999 between Teledyne Technologies Incorporated and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of November 29, 1999 (File No. 1-15295)).

5.1	Opinion of Melanie S. Cibik regarding the legality of the shares being registered hereunder.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Melanie S. Cibik (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney – Officers and Directors (except Charles J. Queenan, Jr.)

24.2	Power of Attorney – Charles J. Queenan, Jr., Director